Exhibit 10.18

AMENDMENT

TO

PLUG POWER INC.

1999 STOCK OPTION AND INCENTIVE PLAN

The Plug Power Inc. 1999 Stock Option and Incentive Plan (the “Plan”) is hereby amended by the Board of Directors and stockholders of Plug Power Inc., a Delaware corporation (the “Company”), as follows:

Section 17(c) of the Plan is hereby amended by deleting the definition of “Change of Control” and substituting therefor the following:

“(c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than (a) the Company, (b) any of its Subsidiaries, (c) any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries, or (d) subject to the consummation of the transactions described in that certain Stock Purchase Agreement, dated as of April 10, 2006, by and between the Company and Smart Hydrogen Inc., a BVI Business Company (“Smart Hydrogen”), as the same may be amended from time to time (the “Stock Purchase Agreement”), Smart Hydrogen and any Permitted Transferee (as defined in the Certificate of Designations of Class B Capital Stock attached as Exhibit A to the Stock Purchase Agreement, as the same is filed with the Delaware Secretary of State and may be amended from time to time (the “Class B Certificate of Designations”))), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) (other than the merger of Plug Power, L.L.C. with and into the Company), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company; or

(iv) Smart Hydrogen or any Permitted Transferee (as defined in the Class B Certificate of Designations), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the then outstanding Voting Securities (in such case other than as a result of an acquisition of securities directly from the Company).

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clauses (i) or (iv) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more (or 50 percent or more in the case of clause (iv))

of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 25 percent or more (or 50 percent or more in the case of clause (iv)) of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i) or (iv), as applicable.”

ADOPTED BY BOARD OF DIRECTORS:                                         May 18, 2006